UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2012

FIRST TRINITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	000-52163	34-1991436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (918) 249-2438

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 8.01   Other Events.

Directors Scott J. Engenbritson, H. Bryan Chrisman and Shannon B. Young have resigned as members of the Board of Directors of First Trinity Financial Corporation (FTFC).  Mr. Engebritson and Mr. Chrisman have been members of the Board since 2004.  Mr. Engebritson did not serve on any committees. Mr. Chrisman served on the Audit and Investment Committees.  Mr. Young has been a director since 2008.  Mr. Young served on the Compensation and Nominating and Corporate Governance Committees.  Mr. Engebritson submitted a written letter of resignation on May 17, 2012.  Mr. Chrisman submitted a written letter of resignation on July 16, 2012.  In connection with the resignations, FTFC purchased 100,000 of Mr. Chrisman's shares of FTFC common stock and 38,588 shares of Mr. Young's common stock.  Director Chrisman held 110,250 shares and Director Young held 38,588 shares.  The shares were acquired by the Company for $3.50 per share on July 12, 2012, for total consideration of $350,000 in the case of Mr. Chrisman and $135,058 in the case of Mr. Young.  FTFC was advised by the former directors that the resignations were due to other business opportunities which required their attention and resources.  Mr. Engebritson and Mr. Chrisman informed FTFC that their decisions were not due to any disagreement with FTFC on any matter relating to FTFC’s operations, policies or practices.  Neither did Mr. Young at that time.

Mr. Young submitted his resignation to FTFC by electronic mail on August 6, 2012.  In his email Mr. Young advised FTFC that his resignation was due to a disagreement with the Chairman of the Board of FTFC over the effective date of Mr. Young’s resignation.  Mr. Young stated that he was forced to resign before the end of his term.  Mr. Young also disclosed a disagreement with FTFC’s operations, policies and practices based on the failure of the Board to require that the offices of Chairman and Chief Executive Officer be held by different persons, the purchase of shares by the Chairman from an affiliate of the Chairman’s brother in 2009 in a private transaction and questionable  record keeping practices because of the confusion around the effective date of Mr. Young's resignation filing. The Board of Directors at its meeting on August 9, 2012 concluded that the separation of the Chairman and Chief Executive Officer is not a superior form of corporate governance at this time.  The Board of Directors concluded that Mr. Young’s August 5, 2012 resignation made the issue of the timing of his resignation moot.  The Board of Directors concluded that the issue about the private securities transaction of the Chief Executive Officer had been disclosed to the Board in 2009 and disclosed in the Chief Executive Officer’s ownership reports filed with the Securities and Exchange Commission.

Registrant believes that the disagreement was caused by a misunderstanding over whether Mr. Young would resign in July 2012 or at the end of his term in 2013.

Item 9.01.   Financial Statements and Exhibits.

(a)           Exhibits.

Item No.                                           Description of Exhibit.

17.1                                        Correspondence from departing Director, Shannon Young

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

First Trinity Financial Corporation

Date: August 9, 2012	By:	/s/Gregg Zahn
Gregg Zahn
President and Chief Executive Officer